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                                                                     EXHIBIT 3.1

                           AMENDED AND RESTATED BYLAWS
                                       OF

                               OFFICE DEPOT, INC.

                             A DELAWARE CORPORATION

                                    ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be located at the Corporation's principal place of business in such state or at the office of the person or entity then acting as the Corporation's registered agent in Delaware. The corporation's registered agent shall be located at such address. The registered office and/or registered agent of the corporation may be changed from time to time by resolution of the Board of Directors.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the conduct of such other business as may come before the meeting shall be held at such place and time on such day, other than a legal holiday, as the Chairman of the Board or the Chief Executive Officer of the corporation in each such year determines; provided, that if the Chairman of the Board or the Chief Executive Officer does not act, the Board of Directors shall determine the place, time and date of such meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders may be called for any purpose and may be held at such time and place as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Chairman of the Board, the Chief Executive Officer or, if directed by resolution of the Board of Directors, the Secretary. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

         SECTION 3. PLACE OF MEETINGS. Annual and special meetings may be held within or without the State of Delaware. If no designation is made, the place of meeting shall be the principal executive office of the corporation.

         SECTION 4. NOTICE. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the




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Chairman of the Board, the Chief Executive Officer or the Secretary, and
if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Nothing herein contained shall preclude the stockholders from waiving notice as provided in Article IV hereof.

         SECTION 5. STOCKHOLDERS LIST. The officer or agent having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number, class and series of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 6. QUORUM. The holders of a majority of the issued and outstanding shares of common stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it shall not be broken by the subsequent withdrawal of the stockholders or their proxies.

         SECTION 7. ADJOURNED MEETINGS. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present or represented, the corporation may transact any business which might have been transacted at the original meeting. Notwithstanding the foregoing, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of Article II hereof, but such notice may be waived as provided in Article IV hereof.

         SECTION 8. VOTING BY STOCKHOLDERS ON MATTERS OTHER THAN THE ELECTION OF DIRECTORS. With respect to any matters as to which no other voting requirement is specified by the General Corporation Law of the State of Delaware, the certificate of incorporation of the corporation or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at a meeting of stockholders at which a quorum is present. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the New York Stock Exchange, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "'Exchange Act") or any provision of the Internal Revenue Code of 1986 (the "Code"), including Code Section 162(m), in each case for which no higher voting requirement is specified by the General Corporation Law of the State of Delaware, the certificate of incorporation of the corporation or these Bylaws, the vote required for approval shall be the requisite vote specified




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in such stockholder approval policy, Rule 16b-3 or such Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

         SECTION 9. VOTING BY STOCKHOLDERS IN THE ELECTION OF DIRECTORS. Unless otherwise provided in the certificate of incorporation of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

         SECTION 10. VOTING RIGHTS. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VII hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

         SECTION 11. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest sufficient in law to support an irrevocable power and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

         SECTION 12. ACTION BY WRITTEN CONSENT. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested, provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until received at the registered office. All consents properly delivered in





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accordance with this section shall be deemed to be recorded when so delivered.
No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were recorded. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

         SECTION 13. STOCK RECORDS. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places, if any, as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

         SECTION 14. STOCKHOLDERS PROPOSALS. [AS ADDED TO THE BYLAWS 4-28-00] At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation at the principal executive office of the corporation.

         To be timely, a stockholder's notice shall be delivered not less than 120 days prior to the first anniversary of the preceding year's meeting and not more than 180 days prior to the first anniversary of the preceding year's meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not later than the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

         Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such





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stockholder, as they appear on the corporation's books and the name and address of such beneficial owner and (B) the class and number of shares of the corporation which are owned of record and beneficially by such stockholder and such beneficial owner, and (iii) in the event that such business includes a proposal to amend either the Articles of Incorporation or the Bylaws of the corporation, the language of the proposed amendment.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph, and the Chairman of the Board or other person presiding at an annual meeting of stockholders, may refuse to permit any business to be brought before such meeting without compliance with the foregoing procedures. For the purposes of this paragraph "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition to the provisions of this paragraph, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect any rights of the stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

         SECTION 2. NUMBER, ELECTION AND TERM OF OFFICE. The number of directors which shall constitute the Board of Directors shall be established from time to time by a vote of a majority of the entire Board of Directors; provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office except with respect to directors elected by the holders of one or more outstanding series of preferred stock of the corporation upon the expiration of a default period in the payment of dividends to preferred stockholders. The Board of Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

         SECTION 3. REMOVAL AND RESIGNATION. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.




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         SECTION 4. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier resignation or removal as herein provided. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director chosen by any class or classes of stock or series thereof shall hold office until the next election of the class for which such directors have been chosen and until their successors shall be elected and qualified.

         SECTION 5. ANNUAL MEETINGS. The annual meeting of each newly elected Board of Directors shall be held without other notice than this Bylaw immediately after the annual meeting of stockholders at such location as is convenient and established by the Chairman of the Board.

         SECTION 6. OTHER MEETINGS AND NOTICE. Regular meetings, other than the annual meeting, of the Board of Directors may be held within or without the State of Delaware and without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called (i) by the Chairman of the Board or the Chief Executive Officer on at least 24 hours prior notice to each director, either personally, by telephone, by mail, by telegraph or by telecopy or (ii) upon the request of any director, by the Secretary on at least 72 hours' prior notice. If notice of less than three days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail, facsimile or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage pre-paid. Nothing herein contained shall preclude the directors from waiving notice as provided in Article IV hereof.

         SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be appointed by resolution of the Board of Directors and shall preside at all meetings of the Board of Directors and stockholders.

         SECTION 8. QUORUM, REQUIRED VOTE AND ADJOURNMENT. A majority of the total number of directors shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or these Bylaws. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these Bylaws or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 9. EXECUTIVE COMMITTEE. If, and to the extent, established and appointed from time by the Board of Directors, an Executive Committee of the Board shall consist of not less than three members of the Board of Directors, who shall from time to time be appointed to such committee by resolution of the Board of Directors. To the extent provided in any resolution establishing the Executive Committee or any subsequent resolution of the Board of Directors, the Executive Committee, subject to the last sentence of Section 10 of this Article III, shall have



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and may exercise all of the authority of the Board of Directors in the management of the corporation. At such times as there is no Executive Committee of the Board, the powers referred to herein shall be in all respects reserved to the Board of Directors.

         SECTION 10. OTHER COMMITTEES OF THE BOARD. The Corporation shall have an Audit Committee, consisting of at least three outside directors of the Corporation, and a Compensation Committee, consisting of at least two outside directors of the Corporation who have never been employees or officers of the Corporation. The Board of Directors may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of a committee. Such committee or committees (including the members thereof) shall serve at the pleasure of the Board of Directors and have such name or names and have as many members as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         SECTION 11. LIMITATIONS ON COMMITTEE POWERS. No committee of the Board, acting without concurrence of the full Board, shall have power or authority to:

         A. amend the certificate of incorporation or recommend the same to the stockholders;

         B. adopt an agreement of merger or consolidation or recommend the same to the stockholders;

         C. recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets;

         D. recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution;

         E.       amend these Bylaws;

         F. unless expressly so provided by resolution of the Board, (i) declare a dividend; or (ii) authorize the issuance of shares of the corporation of any class; and

         G. amend, alter, or repeal any resolution of the Board of Directors which, by its terms, provides that it shall not be amended, altered or repealed by any committee or, as applicable, a certain committee.

         SECTION 12. COMMITTEE RULES. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as




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provided in Section 10 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

         SECTION 13. USE OF COMMUNICATIONS EQUIPMENT IN CONDUCTING MEETINGS. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute attendance and presence in person at the meeting of the person or persons so participating.

         SECTION 14. ACTION WITHOUT A MEETING BY WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 15. COMPENSATION. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors by written resolution. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

         SECTION 16. BOOKS AND RECORDS. The directors may keep the books of the corporation except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

                                   ARTICLE IV

                                WAIVER OF NOTICE

         Whenever a notice is required to be given by any provision of law, by these Bylaws, or by the certificate of incorporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.





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                                   ARTICLE V

[AS AMENDED BY ACTION OF THE BOARD OF DIRECTORS, AUGUST 3, 2000; FORMER LANGUAGE
                      APPEARS IN ADDENDUM TO THESE BYLAWS]

                                    OFFICERS

         SECTION 1. NUMBER AND AUTHORITY. The Board of Directors of the corporation shall from time to time, elect from its membership, a Chairman of the Board. He may be a non-executive of the Company, in which event he shall not be an officer of the corporation. The officers of the corporation shall consist of at least the following: (1) a Chief Executive Officer, (2) a Chief Financial Officer, (3) a Secretary and (4) a Treasurer.

         The Board of Directors may appoint such other officers and agents, including but not limited to, one or more Presidents of Divisions or Business Groups, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable. Pursuant to Section 10 of this Article V, the Board of Directors hereby delegates to the Chief Executive Officer the right to appoint such Vice Presidents and Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as he shall deem appropriate and necessary from to time. The Board shall elect all other officers.

         Any number of offices may be held by the same person, except that neither the Chief Executive Officer nor any President shall also hold the office of either Treasurer or Secretary. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the business and affairs of the corporation as may be provided in these Bylaws, or, to the extent not so provided, as may be prescribed by the Board of Directors or by the Chief Executive Officer.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected at least once annually by the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the next annual meeting of the Board of Directors or until a successor is duly elected and qualified or until his or her earlier resignation or removal as herein provided.

         SECTION 3. REMOVAL. All officers and agents shall hold office at the pleasure of the Board of Directors, and any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by resolution of the Board of Directors.





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         SECTION 5. COMPENSATION. Compensation of all officers and agents shall be fixed by or in the manner prescribed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the directors, or he may delegate such duties to the Chief Executive Officer. The Chairman shall perform such other duties as are required of him by the Board of Directors and shall have no other duties except such as are delegated to him by the Board.

         SECTION 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall have the general charge of the business and affairs of the corporation and shall oversee the management of the business of the corporation. In the absence of the Chairman, or if designated to do so by the Board of Directors, he shall preside at all meetings of the stockholders and of the directors and shall exercise the other powers and perform the other duties of the Chairman or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed. He shall see to it that all resolutions and orders of the Board of Directors are carried into effect, and he shall have full power of delegation in so doing. He shall have such other powers and perform such other duties as the Board of Directors or these Bylaws may, from time to time, prescribe. The Chief Executive Officer shall have the power to execute any and all instruments and documents on behalf of the corporation and to delegate to any other officer of the corporation the power to execute any and all such instruments and documents.

         SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and its committees and all meetings of the stockholders and shall record all the proceedings of the meetings in a book or books to be kept for that purpose; he shall see that all notices required to be given by these Bylaws or by law are duly given in accordance with the provisions of these Bylaws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of the corporation; he shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the corporation, under its seal, is duly authorized, and when so affixed it may be attested by his signature; and in general, he shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         SECTION 9. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation and shall deposit, or cause to be deposited, all moneys and other valuable effects in the name and to the credit of the corporation in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; he shall render to the Chairman of the Board and to each member of the Board of Directors, whenever requested, an account of the Treasurer's actions and of the financial condition of the corporation. The Treasurer shall perform all of the duties incident to the office of the Treasurer of a corporation, and have such other powers and perform such other duties as the Board of Directors may, from time to time, prescribe. In the event the corporation shall fail to have a Treasurer at any time, then the duties of the Treasurer may be assumed and performed by the Chief Financial Officer and delegated by him to one or more assistant Treasurers.

         SECTION 10. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. The Board of Directors may also elect or may delegate to the Chief Executive Officer the power to appoint such other officers, assistant officers and agents, as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         SECTION 11. RESERVATION OF AUTHORITY. All other powers not expressly delegated or provided for herein, or in the Delaware General Corporation Law to any officer, are expressly reserved to the Board of Directors and may be delegated by it to any officer by resolution adopted from time to time by the Board of Directors.

                                   ARTICLE VI

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         SECTION 1. COVERAGE. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation (which term shall include any predecessor corporation of the corporation) or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, including service with respect to employee benefit plans ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement or other disposition) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at his request be paid by the corporation in advance of the final disposition of such action or proceeding.

         SECTION 2. RIGHTS NOT EXCLUSIVE. The rights conferred on any person by
Section 1 of this Article VI shall not be exclusive of any other rights to which such person may be entitled under these Bylaws, any statute, the certificate of incorporation, any agreement, any vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 3. EMPLOYEES AND AGENTS. Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the corporation may be indemnified and may have their expenses paid to the extent and subject to such terms and conditions as may be authorized at any time or from time to time by the Board of Directors.

         SECTION 4. INSURANCE. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under this Article VI.

         SECTION 5. CONTRACT RIGHT. The provisions of this Article VI shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article VI and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this
Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

         SECTION 6. MERGER OR CONSOLIDATION. For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

         SECTION 1. FORM. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all such signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the corporation. The Board of Directors may appoint or authorize any officer or officers to appoint, one or more transfer agents or registrars or both in connection with the transfer of any class or series of securities of the corporation.

         SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to indemnify the corporation or to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 3. FIXING A RECORD DATE FOR STOCKHOLDER MEETINGS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of any such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 4. FIXING A RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         SECTION 5. FIXING A RECORD DATE FOR OTHER PURPOSES. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date, shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 6. REGISTERED STOCKHOLDERS. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends or other distributions, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner, and as the person to hold liable for calls and assessments. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS AND DISTRIBUTIONS. The Board shall have full power and discretion pursuant to law, at any regular or special meeting, subject to the provisions of the certificate of incorporation or the terms of any other corporate document or instrument, to determine what, if any, dividends or distributions shall be declared and paid or made upon or with respect to outstanding shares of the capital stock of the corporation. Dividends may be paid in cash, bonds, property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 2. CHECKS, DRAFTS OR ORDERS. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent, or agents of the corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

         SECTION 3. CONTRACTS. The Board of Directors may authorize any officer or officers or any agent or agents of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 4. LOANS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

         SECTION 5. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         SECTION 6. CORPORATE SEAL. The Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 7. VOTING SECURITIES OWNED BY CORPORATION. Voting securities in any other company held by the corporation shall be voted by the Chairman of the Board or the President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with or without general power of substitution.

         SECTION 8. INSPECTION OF BOOKS AND RECORDS. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shal1 be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

         SECTION 9. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

         SECTION 10. SECTION HEADINGS. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

         SECTION 11. ELECTION OUT OF SECTION 203. The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware. The Bylaw amendment adopting this provision shall not be further amended by the Board of Directors of the corporation.

                                   ARTICLE IX

                                   AMENDMENTS

         These Bylaws may be amended, altered, or repealed and new Bylaws adopted at any meeting of the Board of Directors by a majority vote; provided that these Bylaws and any other Bylaws amended or adopted by the Board of Directors may be amended, may be reinstated, and new Bylaws may be adopted, by the stockholders of the corporation entitled to vote at the time for the election of directors.

                                   Certified this _____ day of ___________ 2000


                                   ---------------------------------------------
                                   David C. Fannin, Executive Vice President,
                                   General Counsel & Secretary




AMENDED & RESTATED 3 AUG. 2000.

                                   ADDENDUM 1

            FORMER LANGUAGE - SUPERSEDED AS NOTED IN THE BYLAWS ABOVE
         THE PROVISIONS OF THIS ADDENDUM 1 ARE NOT A PART OF THE BYLAWS
                 BUT ARE PROVIDED FOR HISTORICAL REFERENCE ONLY

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. NUMBER AND AUTHORITY. THE OFFICERS OF THE CORPORATION SHALL BE ELECTED BY THE BOARD OF DIRECTORS AND SHALL CONSIST OF AT LEAST THE FOLLOWING
PERSONS: A CHAIRMAN OF THE BOARD, A SECRETARY AND TREASURER. THE BOARD OF DIRECTORS MAY APPOINT SUCH OTHER OFFICERS AND AGENTS, INCLUDING BUT NOT LIMITED TO, A CHIEF EXECUTIVE OFFICER, A PRESIDENT, A CHIEF FINANCIAL OFFICER, ONE OR MORE DIVISION PRESIDENTS, EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, VICE PRESIDENTS, ASSISTANT VICE PRESIDENTS, ASSISTANT SECRETARIES AND ASSISTANT TREASURERS, AS IT SHALL AT ANY TIME OR FROM TIME TO TIME DEEM NECESSARY OR ADVISABLE. PURSUANT TO SECTION 10 OF THESE BYLAWS, THE BOARD OF DIRECTORS DELEGATES TO THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER AND THE PRESIDENT THE RIGHT TO APPOINT SUCH VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS, ASSISTANT SECRETARIES AND ASSISTANT TREASURERS, AS EITHER OF SUCH PERSONS SHALL DEEM APPROPRIATE AND NECESSARY FROM TO TIME. THE BOARD SHALL ELECT ALL OTHER OFFICERS. ANY NUMBER OF OFFICES MAY BE HELD BY THE SAME PERSON, EXCEPT THAT NEITHER THE CHAIRMAN OF THE BOARD NOR THE PRESIDENT SHALL ALSO HOLD THE OFFICE OF EITHER TREASURER OR SECRETARY. ALL OFFICERS, AS BETWEEN THEMSELVES AND THE CORPORATION, SHALL HAVE SUCH AUTHORITY AND PERFORM SUCH DUTIES IN THE MANAGEMENT OF THE BUSINESS AND AFFAIRS OF THE CORPORATION AS MAY BE PROVIDED IN THESE BYLAWS, OR, TO THE EXTENT NOT SO PROVIDED, AS MAY BE PRESCRIBED BY THE BOARD OF DIRECTORS OR BY THE CHAIRMAN OR THE CHIEF EXECUTIVE OFFICER.

         SECTION 2. ELECTION AND TERM OF OFFICE. THE OFFICERS OF THE CORPORATION SHALL BE ELECTED AT LEAST ONCE ANNUALLY BY THE BOARD OF DIRECTORS. VACANCIES MAY BE FILLED OR NEW OFFICES CREATED AND FILLED AT ANY MEETING OF THE BOARD OF DIRECTORS. EACH OFFICER SHALL HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF THE BOARD OF DIRECTORS OR UNTIL A SUCCESSOR IS DULY ELECTED AND QUALIFIED OR UNTIL HIS OR HER EARLIER RESIGNATION OR REMOVAL AS HEREIN PROVIDED.

         SECTION 3. REMOVAL. ALL OFFICERS AND AGENTS SHALL HOLD OFFICE AT THE PLEASURE OF THE BOARD OF DIRECTORS, AND ANY OFFICER OR AGENT ELECTED OR APPOINTED BY THE BOARD OF DIRECTORS MAY BE REMOVED AT ANY TIME BY THE BOARD OF DIRECTORS FOR CAUSE OR WITHOUT CAUSE AT ANY REGULAR OR SPECIAL MEETING, BUT SUCH REMOVAL SHALL BE WITHOUT PREJUDICE TO THE CONTRACT RIGHTS, IF ANY, OF THE PERSON SO REMOVED.

         SECTION  4.  VACANCIES.  ANY  VACANCY  OCCURRING  IN  ANY  OFFICE
BECAUSE  OF  DEATH,   RESIGNATION,   REMOVAL, DISQUALIFICATION OR OTHERWISE, MAY
BE FILLED BY RESOLUTION OF THE BOARD OF DIRECTORS.

         SECTION 5. COMPENSATION. COMPENSATION OF ALL OFFICERS AND AGENTS SHALL BE FIXED BY OR IN THE MANNER PRESCRIBED BY THE BOARD OF DIRECTORS, AND NO OFFICER SHALL BE PREVENTED FROM RECEIVING SUCH COMPENSATION BY VIRTUE OF HIS OR HER ALSO BEING A DIRECTOR OF THE CORPORATION.

         SECTION 6. CHAIRMAN OF THE BOARD. THE CHAIRMAN OF THE BOARD SHALL HAVE THE GENERAL CHARGE OF THE BUSINESS AND AFFAIRS OF THE CORPORATION AND SHALL PRESIDE AT ALL MEETINGS OF THE STOCKHOLDERS AND THE DIRECTORS. THE CHAIRMAN SHALL SEE TO IT THAT ALL RESOLUTIONS AND ORDERS OF THE BOARD OF DIRECTORS ARE CARRIED INTO EFFECT, AND, IN CONNECTION THEREWITH, SHALL BE AUTHORIZED TO DELEGATE TO THE OTHER EXECUTIVE OFFICERS SUCH OF HIS POWERS AND DUTIES AS CHAIRMAN OF THE BOARD AT SUCH TIMES AND IN SUCH MANNER AS HE MAY DEEM ADVISABLE. IN THE EVENT THAT THE CORPORATION SHALL AT ANY TIME OR FROM TIME TO TIME OWN OR HAVE POWER TO VOTE ANY SECURITIES OF ANY OTHER ISSUER, SUCH SECURITIES SHALL BE VOTED BY THE CHAIRMAN OF THE BOARD. THE CHAIRMAN OF THE BOARD SHALL PERFORM SUCH OTHER DUTIES AS ARE PROPERLY REQUIRED OF HIM BY THE BOARD OF DIRECTORS.

         SECTION 7. PRESIDENT. THE PRESIDENT SHALL ASSIST THE CHAIRMAN OF THE BOARD IN THE MANAGEMENT OF THE BUSINESS OF THE CORPORATION, AND, IN THE ABSENCE OF THE CHAIRMAN, HE SHALL PRESIDE AT ALL MEETINGS OF THE STOCKHOLDERS AND THE DIRECTORS AND EXERCISE THE OTHER POWERS AND PERFORM THE OTHER DUTIES OF THE CHAIRMAN OR DESIGNATE THE EXECUTIVE OFFICERS OF THE CORPORATION BY WHOM SUCH OTHER POWERS SHALL BE EXERCISED AND OTHER DUTIES PERFORMED; AND HE SHALL HAVE SUCH OTHER POWERS AND PERFORM SUCH OTHER DUTIES AS THE BOARD OF DIRECTORS, THE CHAIRMAN OF THE BOARD, OR THESE BYLAWS MAY, FROM TIME TO TIME, PRESCRIBE. EXCEPT WHERE BY LAW OR BY ORDER OF THE BOARD OF DIRECTORS THE SIGNATURE OF THE CHAIRMAN OF THE BOARD IS REQUIRED, THE PRESIDENT SHALL HAVE THE SAME POWER AS THE CHAIRMAN OF THE BOARD TO EXECUTE INSTRUMENTS ON BEHALF OF THE CORPORATION.

         SECTION 8. SECRETARY. THE SECRETARY SHALL ATTEND ALL MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES AND ALL MEETINGS OF THE STOCKHOLDERS AND SHALL RECORD ALL THE PROCEEDINGS OF THE MEETINGS IN A BOOK OR BOOKS TO BE KEPT FOR THAT PURPOSE; HE SHALL SEE THAT ALL NOTICES REQUIRED TO BE GIVEN BY THESE BYLAWS OR BY LAW ARE DULY GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THESE BYLAWS OR AS REQUIRED BY LAW; HE SHALL BE THE CUSTODIAN OF THE RECORDS AND OF THE CORPORATE SEAL OR SEALS OF THE CORPORATION; HE SHALL HAVE AUTHORITY TO AFFIX THE CORPORATE SEAL OR SEALS TO ALL DOCUMENTS, THE EXECUTION OF WHICH, ON BEHALF OF THE CORPORATION, UNDER ITS SEAL, IS DULY AUTHORIZED, AND WHEN SO AFFIXED IT MAY BE ATTESTED BY HIS SIGNATURE; AND IN GENERAL, HE SHALL PERFORM ALL DUTIES INCIDENT TO THE OFFICE OF THE SECRETARY OF A CORPORATION, AND SUCH OTHER DUTIES AS THE BOARD OF DIRECTORS OR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER MAY FROM TIME TO TIME PRESCRIBE.

         SECTION 9. TREASURER. THE TREASURER SHALL HAVE CHARGE OF AND BE RESPONSIBLE FOR ALL FUNDS, SECURITIES, RECEIPTS AND DISBURSEMENTS OF THE CORPORATION AND SHALL DEPOSIT, OR CAUSE TO BE DEPOSITED, ALL MONEYS AND OTHER VALUABLE EFFECTS IN THE NAME AND TO THE CREDIT OF THE CORPORATION IN SUCH BANKS, TRUST COMPANIES, OR OTHER DEPOSITORIES AS SHALL FROM TIME TO TIME BE SELECTED BY THE BOARD OF DIRECTORS. HE SHALL KEEP FULL AND ACCURATE ACCOUNTS OF RECEIPTS AND DISBURSEMENTS IN BOOKS BELONGING TO THE CORPORATION; HE SHALL RENDER TO THE CHAIRMAN OF THE BOARD AND TO EACH MEMBER OF THE BOARD OF DIRECTORS, WHENEVER REQUESTED, AN ACCOUNT OF THE TREASURER'S ACTIONS AND OF THE FINANCIAL CONDITION OF THE CORPORATION. THE TREASURER SHALL PERFORM ALL OF THE DUTIES INCIDENT TO THE OFFICE OF THE TREASURER OF A CORPORATION, AND HAVE SUCH OTHER POWERS AND PERFORM SUCH OTHER DUTIES AS THE BOARD OF DIRECTORS MAY, FROM TIME TO TIME, PRESCRIBE.

         SECTION 10. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. THE BOARD OF DIRECTORS MAY ALSO ELECT OR MAY DELEGATE TO THE CHAIRMAN OF THE BOARD THE POWER TO APPOINT SUCH OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS, AS IT MAY AT ANY TIME OR FROM TIME TO TIME DEEM ADVISABLE, AND ANY OFFICERS SO ELECTED OR APPOINTED SHALL HAVE SUCH AUTHORITY AND PERFORM SUCH DUTIES AS THE BOARD OF DIRECTORS OR THE CHAIRMAN OF THE BOARD, IF HE SHALL HAVE APPOINTED THEM, MAY FROM TIME TO TIME PRESCRIBE.